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                                                                    EXHIBIT 10.9


     Agreement, dated as of April 16, 1999 (the "Effective Date"), by and
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between TiVo Inc., a Delaware corporation having an address at 894 Ross Drive,
Sunnyvale, California 94089 ("TiVo") and NBC Multimedia, Inc., a Delaware corporation having an address at 30 Rockefeller Plaza, New York, New York 10112 ("NBC").
  ---

     WHEREAS, TiVo is in the business of developing and marketing personal video recorders and services associated therewith (the "TiVo Service");
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     WHEREAS, pursuant to that certain Series G Preferred Stock Purchase
Agreement, dated as of the Effective Date, NBC is purchasing certain securities of TiVo; and

     WHEREAS, as a charter partner of TiVo, TiVo has agreed to grant to NBC and each network wholly or partially owned by the National Broadcasting Company, Inc. or its affiliates (each an "NBC Network") certain preferential rights.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby enter into this Agreement on the terms and conditions set forth below:

1.   Showcase Screen.  NBC shall receive preferential "anchor" placement in the
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Showcase Screen (as defined below) for a period of [*] from the
Effective Date. TiVo staff, working in conjunction with NBC creative services, will produce weekly showcases and special programming packages highlighting current programming and upcoming events through the Showcase Screen. NBC will provide TiVo with appropriate content and branding to support the production effort to include graphics, video, audio and voiceovers. NBC, at its discretion, can feature promotions for programming appearing on any NBC Network through the Showcase Screen up to [*] in advance of the time a particular show is scheduled to air. For purposes hereof, "Showcase Screen"
                                           ---------------
means a screen available to TiVo users through a link on the main TiVo Central screen which features TiVo's network partners and which will allow viewers to receive information, trailers, previews or special video content for programming promoted by TiVo's network partners, and a simple "record" capability.

2.   Active Promos.  TiVo shall work with NBC in order to embed data tags within
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promotions for upcoming NBC Networks shows in order to allow TiVo viewers watching such promos to instruct the TiVo Service to record that show when it airs simply by pressing a button on their TiVo remote controls ("Active
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Promos"); provided, however, that this provision shall become effective only
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when and if such functionality becomes technically feasible and generally available on the TiVo Service; and provided, further, that TiVo shall have the right to require payment of a fee for this service (which fee shall be [*] at the earlier of i) when TiVo reaches [*] or ii) after [*] following the implementation of Active Promos as a generally available feature of the TiVo Service NBC shall pay the actual, documented incremental out-of-pocket costs of developing Active Promos used to promote NBC Networks programming.

3.   Promo Plus.  TiVo shall work with NBC in order to cause the TiVo Service to
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trigger promotions immediately prior to NBC Networks programs that have been recorded by viewers in

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities Exchange and Commission.

                                       1.
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order to "up-sell" specials, new shows, and lesser performing programs;
provided, however, that this provision shall become effective only when and if such functionality becomes technically feasible and generally available on the TiVo Service; and provided, further, that TiVo shall have the right to require payment of a fee for this service (which fee shall be [*]) at the earlier of i) when TiVo reaches [*] or ii) after [*] following the implementation of Active Promos as a generally available feature of the TiVo Service. NBC shall pay the actual, documented incremental out-of-pocket costs of developing Active Promos used to promote NBC Networks programming. At the discretion of NBC, these promos will be encoded as Active Promos. TiVo shall not use Promo Plus functionality to promote non-NBC Networks programming immediately prior to or following any NBC Networks programs.

4.   TiVolution Magazine.  As a TiVo charter partner, NBC Network programming
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packages and specials shall be featured inside the TiVolution Magazine on the
TiVo Service; provided that inclusion and positioning of such features within the TiVolution Magazine shall be at the discretion of TiVo's editorial staff. All programming packages and specials would offer viewers an opportunity to record those shows from inside the TiVolution Magazine.

5.   Now Showing on TiVo.  For a period of [*] from the Effective Date,
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NBC may at its option specify up to [*] of NBC Network promos and/or featured programs for inclusion on the TiVo disc that is shipped standard from the factory. These programs would expire at an appropriate time to remain timely.

6.   E-Commerce Mall.  For a period of [*] after TiVo's e-commerce area
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(the "On-Air Mall") is launched, NBC shall receive placement [*] inside such On-
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Air Mall to sell NBC Networks merchandise. Other terms of such placement will be agreed to by the Parties prior to the commercial launch of the On-Air Mall.

7.   Preference Engine Software.  TiVo has no plans or intent to, now or in the
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future, provide favorable treatment to any programmer or programmers via its preference engine software or any other technology incorporated within the TiVo Service. However, if at any time TiVo implements a commercial program to favor certain programmers or content producers via the TiVo Service, then TiVo shall promptly offer any advantages provided to any other programmer or content producer to NBC without additional compensation.

8.   NBC Audience Response Data.  For a period of [*] from the Effective Date,
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NBC shall have the right to receive from TiVo any data that TiVo makes available or offers to sell to any third party which is related to or derived from any NBC Network ("NBC Specific Data"), TiVo shall not market, sell, share or otherwise
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distribute the NBC Specific Data to, or function as a service bureau with respect to the NBC Specific Data on behalf of, any NBC Competitor, without the prior written consent of NBC. For purposes hereof, "NBC Competitor" means any entity which owns or controls a broadcast, cable or satellite television channel or service, or any affiliate of such an entity. To the extent that TiVo at any time in the future offers for sale or otherwise distributes any reports or other materials which incorporate or rely upon

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       2.
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NBC Specific Data, then TiVo shall offer such reports or materials to NBC on terms no less favorable than TiVo's standard rate for such reports or materials at such time.

9.   Restrictions on Commercial Alteration.  TiVo will not swap out, replace or
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otherwise alter any commercial messages included within NBC Network programs without the prior written consent of NBC. At such time when TiVo has the technical capability to insert advertising within programming via the TiVo Service, if the parties believe it to be in their best interests at such time, the Parties will negotiate in good faith regarding opportunities presented by such technology, including the method, mechanics and economics of inserting advertising into programs broadcast by NBC Networks.

10.  Restrictions on Adjacent Promotions.  TiVo shall not insert promotions or
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advertising directly prior to or after any NBC Network programs unless such promotions or advertising were provided by NBC or an NBC Network.

11.  Signal Pass Through.  TiVo shall ensure that the TiVo Service shall not
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delete any programming or data within the signals that are transmitted by any
NBC Network.

12.  Internet Capability.  If at any time during the Term the TiVo Service is
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enabled for Internet connectivity, then (a) TiVo shall ensure that any links and/or web content incorporated within or otherwise accompanying the signal of each NBC Network will be passed through to users of the TiVo Service, and (b) prior to entering into any agreement with any other party regarding placement of its Internet assets within the TiVo Service, TiVo shall negotiate in good faith with NBC with respect to placement for the Internet assets of NBC and its affiliates.

13.  Trade Shows.  NBC may offer TiVo demonstration space at relevant industry
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tradeshows in which NBC Interactive participates as an exhibitor. TiVo may highlight programming of the NBC Networks (as specified by NBC) in its trade show demonstrations.

14.  Promotion; Links.  For a period of [*] after the Effective Date,
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each of TiVo and NBC will feature each other as partners on their websites
(NBC.com & TiVo.com) with a link to the other's site; provided, however, that NBC's obligation under this Section shall be subject to certain internal approvals; and provided, further, that each party shall comply with the other party's policies regarding the use of its trademarks and logos.

15.  Minimum Standards.  All NBC Network promotional material contemplated under
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this agreement shall comply with applicable governmental codes, comport with reasonable standards of good taste (consistent with the broadcast standards utilized by major broadcast television networks), and comply with TiVo's reasonable policies and practices, including, without limitation, those relating to advertisements of X-rated material, drug related paraphernalia, cigarettes and liquor.

16.  Confidentiality.
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     (a) General.  During the Term, each party hereto (the "Disclosing Party")
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may disclose to the other party (the "Receiving Party") information in
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connection with the performance of this Agreement, including without limitation technical data, trade secrets, plans for products or services, customer or supplier lists, marketing plans, software, source code for

*Material has been omitted pursuant to a request for confidential treatment. Such materiual has been filed separately witht the Securities and Exchange Commission.

                                       3.
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software, financial documents or data, and designs which it maintains, and which when provided hereunder, shall be designated in writing or otherwise reasonably identified as confidential ("Confidential Information"). The parties shall use
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the Confidential Information of the other party solely to perform this
Agreement, and all Confidential Information shall remain the sole property of the Disclosing Party. The Receiving Party shall hold the Confidential
Information in strict confidence and shall not make any disclosure of the Confidential Information (including methods or concepts utilized in the Confidential Information) to anyone during the Term [*] thereafter without the express written consent of the Disclosing Party, except to employees, consultants or agents to whom disclosure is necessary to the performance of this Agreement and who have executed a confidentiality agreement with the Receiving Party, or who have been advised of their obligation to maintain the confidentiality of the Confidential Information. Each of the parties shall use the same care as it uses to maintain the confidentiality of its most confidential information, which shall in no event be less than reasonable care.

     (b)  Exclusions.  Notwithstanding the foregoing, the Receiving Party shall
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have no obligation under this Agreement with respect to any Confidential
Information disclosed to it which: (a) the Receiving Party can demonstrate was already known to it at the time of its receipt hereunder; (b) is or becomes generally available to the public other than by means of the Receiving Party's breach of its obligations under this Agreement; (c) is independently obtained from a third party whose disclosure violates no duty of confidentiality; (d) is independently developed by or on behalf of the Receiving Party without use of or reliance on any Confidential Information furnished to it under this Agreement, and such independent development can be reasonably evidenced by the Receiving Party; or (e) is disclosed pursuant to applicable law or regulation or by operation of law, provided that the Receiving Party may disclose only such information as is legally required, and provided further that the Receiving Party shall provide reasonable notice to the Disclosing Party of such requirement and a reasonable opportunity to object to such disclosure.

17.  Term and Termination.
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     (a)  Term.  The term of this Agreement (the "Term") shall commence on the
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Effective Date and expire three (3) years thereafter.

     (b)  Termination for Breach.  If either party is in material breach of this
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Agreement, the other party shall so notify the breaching party in writing, specifying the nature of the breach. The breaching party shall have [*] from receipt of such notice to correct the breach. If the breach is not cured within that time period, the other party may terminate this Agreement by providing the breaching party with written notice of termination. Each party acknowledges that the remedy at law for any breach or threatened breach of the provisions of Sections 6-13 and 16 shall be inadequate, and that the non-breaching party, in addition to any other remedy available to it, shall be entitled to obtain injunctive relief without proof of irreparable injury and without posting bond.

     (c)  Other Termination.  Either party may terminate this Agreement
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immediately upon the occurrence of any of the following events with respect to the other party: (a) a receiver is appointed for such party or its material assets; (b) such party becomes insolvent, generally unable to pay its debts as they become due, makes an assignment for the benefit of its creditors

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       4.
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or seeks relief under any bankruptcy, insolvency or debtor's relief law; (c) if proceedings are commenced against the other party under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within [*] from the date of commencement thereof, or (d) if such party is liquidated or dissolved or otherwise ceases to do business.

     (d)  Return of Confidential Information.  Upon any termination of this
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Agreement, each party shall immediately return, or if so requested destroy, all
Confidential Information and other property belonging to the requesting party.

18.  Right of First Negotiation.  For a period of [*] after the expiration
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or termination of this Agreement, prior to entering into any agreement with a third party which would grant such third party preferential treatment with respect to the matters discussed in Sections, 7 or 12 hereof, TiVo shall negotiate in good faith with NBC with respect to obtaining such preferences on behalf of the NBC Networks.

19.  Miscellaneous.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California, without regard to principles of conflicts of law. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous or contemporaneous agreements, proposals, understandings and representations, written or oral, with respect to the terms and conditions hereof. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. All notices, including notices of address changes, required or permitted to be given by either party under this Agreement shall be sent by registered or certified mail or by reputable overnight commercial delivery to the address specified herein by each party. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected, or if any one or more of the provisions contained herein shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing such provisions so as to be enforceable to the maximum extent compatible with applicable law. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Neither party may assign this Agreement or the rights and obligations accruing hereunder without the prior written consent of the other party, except that either party may so assign
(i) in connection with the sale of all or substantially all of its assets, (ii) to the surviving entity in any merger or consolidation, or (iii) to an affiliated company; provided, that the applicable assignee must assume all of the obligations of the assignor hereunder. The parties' rights and obligations under Section 16 shall survive expiration or termination of this Agreement.

*Material has been omitted pursuant to a request for confidential treatment. Such treatment has been filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

NBC MULTIMEDIA, INC.                    TIVO INC.


       /s/  Chris Glohacki                        /s/  David H. Courtney
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                 Signature                                  Signature

            Chris Glohacki                             David H. Courtney
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                 Print Name                                 Print Name

             Vice President             Vice President, Chief Financial Officer
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                 Title                                      Title

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